UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2019

Tallgrass Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37365	47-3159268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	TGE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 16, 2019, Tallgrass Energy, LP, a Delaware limited partnership (the “Partnership”), Tallgrass Energy GP, LLC, a Delaware limited liability company and the general partner of the Partnership (“TGE GP”), Prairie Private Acquiror LP, a Delaware limited partnership (“Buyer”), and Prairie Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer (“Buyer Sub”), entered into a definitive Agreement and Plan of Merger (“Merger Agreement”).

Pursuant to the Merger Agreement and subject to the satisfaction or waiver of certain conditions therein, Buyer will merge with and into the Partnership, with the Partnership surviving the merger and continuing to exist as a Delaware limited partnership (the “Merger”). At the effective time of the Merger (the “Effective Time”), each issued and outstanding Class A share representing a limited partner interest in the Partnership (collectively, the “Class A Shares”), other than the Class A Shares owned by the Sponsors (as defined below) and certain of their permitted transferees, will be converted into the right to receive $22.45 per Class A Share in cash without any interest thereon (the “Merger Consideration”). The parties anticipate that the Merger will close in the second quarter of 2020.

As of December 13, 2019, certain affiliates of Blackstone Infrastructure Partners L.P. (including, without limitation, Buyer and the Sponsors (as defined below), but expressly excluding the Partnership and its subsidiaries and controlled affiliates, “Blackstone”), own, in the aggregate, (i) 100% of the membership interests in TGE GP, (ii) 23,652,463 Class A Shares and 100,655,121 Class B shares representing limited partner interests in the Partnership (“Class B Shares”), which represent approximately 44.2% of the total outstanding equity interests of the Partnership, and (iii) 100,655,121 units representing limited liability company interests (“TE Units”) in Tallgrass Equity, LLC (“TE”). Thus, as a result of the Merger, Blackstone will own all of the outstanding Class A Shares of the Partnership and the Class A Shares will cease to be traded on the New York Stock Exchange.

The conflicts committee (the “Conflicts Committee”) of the board of directors of TGE GP (the “TGE GP Board”) has unanimously (i) determined, based upon the facts and circumstances it deemed relevant, reasonable and appropriate, that the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Transactions”), are in the best interests of the Partnership, including the holders of Class A Shares other than TGE GP and its affiliates (including the Buyer, Blackstone, and their affiliates), (ii) approved, on behalf of itself and on behalf of the TGE GP Board, the Merger Agreement and the Transactions, (iii) directed that the Merger Agreement and the Transactions be submitted to a vote of the Partnership’s limited partners in accordance with the Partnership’s partnership agreement, and (iv) resolved to recommend the approval of the Merger Agreement and the Transactions by the Partnership’s limited partners. The Conflicts Committee, which is comprised entirely of independent directors, retained independent legal and financial advisors to assist in evaluating and negotiating the Merger Agreement and the Transactions. In evaluating the Merger Agreement and the Transactions, the Conflicts Committee considered information supplied by management of TGE GP, consulted with its independent legal and financial advisors, and considered a number of factors in reaching its determination, approval and recommendation.

The Merger Agreement contains customary representations and warranties, indemnification obligations and covenants by the parties, and a copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Merger Agreement, the Partnership has agreed to not pay any distributions with respect to its Class A Shares and to not permit TE to pay any distributions on its TE Units during the pendency of the Transactions, in each case, without the prior written consent of the Buyer. In the event the Merger Agreement is terminated in accordance with its terms, the Partnership will promptly distribute all amounts held by TE to the holders of TE Units that the TGE GP Board determines would have otherwise been distributed to holders of TE Units if not for the restrictions on distributions set forth in the Merger Agreement, and following such distribution will distribute all amounts received by the Partnership pursuant to such distribution to the holders of Class A Shares as of a record date determined by the TGE GP Board.

Completion of the Merger is conditioned upon, among other things: (1) approval of the Merger Agreement and the Transactions by the holders (the “Shareholders”) of a majority of the issued and outstanding Class A Shares and Class B Shares, voting together as a single class (the “Partnership Shareholder Approval”); (2) all required filings, approvals and authorizations of any governmental authority in connection with the Merger having been made or obtained; and (3) the absence of certain legal injunctions or impediments prohibiting the Transactions.

The Merger Agreement provides that the Partnership will convene a special meeting of Shareholders (the “Partnership Shareholder Meeting”) to consider and vote on the approval of the Merger Agreement and the Transactions, subject to the terms and conditions of the Merger Agreement. The Merger Agreement permits, subject to certain conditions, the Conflicts Committee to withdraw, modify or qualify, in a manner adverse to the Buyer and Buyer Sub, its recommendation in favor of the Merger Agreement and the Transactions (a “Partnership Adverse Recommendation Change”) if the Conflicts Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that a failure to make a Partnership Adverse Recommendation Change would be inconsistent with its duties under applicable law, as modified by the Partnership’s partnership agreement.

The Merger Agreement contains provisions granting each of the Partnership and the Buyer the right to terminate the Merger Agreement for certain reasons, including, among others, (1) by the mutual written consent of the Partnership and the Buyer; (2) if the Merger has not been consummated on or before July 16, 2020 (the “Outside Date”); (3) if any law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority shall be in effect, and has become final and nonappealable, enjoining, restraining, preventing or prohibiting the consummation of the Transactions or making the consummation of the Transactions illegal; or (4) if the Partnership Shareholder Meeting shall have concluded and the Partnership Shareholder Approval shall not have been obtained. The Merger Agreement contains provisions granting the Partnership the right to terminate the Merger Agreement for certain reasons, including, among others, (1) if, under certain conditions, Buyer or Buyer Sub shall have breached or failed to perform its representations, warranties, covenants or agreements set forth in the Merger Agreement or the Support Agreement (as defined below), which breach or failure (x)

would give rise to a failure of certain of the conditions to the Partnership’s obligations to consummate the Transactions under the Merger Agreement and (y) is incapable of being cured or is not cured within the earlier of 30 days of written notice of such breach or failure by the Partnership or the Outside Date; or (2) if, under certain conditions, TGE GP has confirmed by irrevocable written notice to Buyer that certain closing conditions are satisfied and will remain satisfied, each of the Partnership and TGE GP is ready, willing and able to consummate the Merger, and Buyer fails to consummate the Transactions within five business days of such notice. The Merger Agreement contains provisions granting the Buyer the right to terminate the Merger Agreement for certain reasons, including, (1) if, under certain conditions, the Partnership or TGE GP shall have breached or failed to perform its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure (x) would give rise to a failure of certain of the conditions to Buyer’s obligations to consummate the Transactions under the Merger Agreement and (y) is incapable of being cured or is not cured within the earlier of 30 days of written notice of such breach or failure by Buyer or the Outside Date; or (2) a Partnership Adverse Recommendation Change shall have occurred, unless the Partnership Shareholder Approval shall have occurred.

The Merger Agreement provides that upon termination of the Merger Agreement under certain circumstances, the Partnership will be obligated to cause TE to pay Buyer a termination fee equal to $70 million, and that upon termination of the Merger Agreement under certain other circumstances, Buyer will be obligated to pay the Partnership a termination fee equal to $105 million (the “Buyer Termination Fee”). Blackstone Infrastructure Prairie Partners L.P., BIP Aggregator (USRPHC) L.P., BIP Aggregator Q L.P., Blackstone Infrastructure Partners – V L.P., Jasmine Ventures Pte. Ltd., Enagas Holding USA, S.L.U., Enagas U.S.A. LLC and L5 Investment Holdings LP (collectively, the “Equity Commitment Sponsors”), each of whom has agreed to provide certain equity financing for the purpose of allowing Buyer to fund a portion of the Merger Consideration pursuant to the Merger Agreement, have executed a limited guaranty in favor of the Partnership guaranteeing Buyer’s due and punctual payment of the Buyer Termination Fee, in the event it becomes due and payable under the terms of the Merger Agreement.

The Merger Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Partnership, TGE GP, or its subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership, TGE GP or their respective subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Support Agreement

In connection with the Merger Agreement, Prairie Non-ECI Acquiror LP, a Delaware limited partnership, Prairie ECI Acquiror LP, a Delaware limited partnership, Prairie VCOC Acquiror LP, a Delaware limited partnership, Prairie Secondary Acquiror LP, a Delaware limited partnership, Prairie Secondary Acquiror E LP, a Delaware limited partnership (collectively, the “Sponsors”), and the Partnership entered into a definitive Support Agreement, dated December 16, 2019 (the “Support Agreement”), pursuant to which the Sponsors agreed, among other things, in their respective capacities as Shareholders, to vote in favor of the Merger Agreement and the Transactions on the terms and subject to the conditions provided for in the Support Agreement.

The Support Agreement will terminate upon the earliest of (1) the Effective Time, (2) the termination of the Merger Agreement in accordance with its terms and (3) the mutual written agreement of the parties to terminate the Support Agreement.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the transactions referred to in this material, the Partnership expects to file with the Securities and Exchange Commission (“SEC”) and mail to the Partnership’s Shareholders a proxy statement and other relevant documents. This material is not a substitute for the proxy statement or for any other document that the Partnership may file with the SEC and send to the Partnership’s Shareholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS OF THE PARTNERSHIP ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Partnership through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Partnership will be available free of charge through the Partnership’s website at www.tallgrassenergy.com, in the “Investor Relations” tab near the top of the page, or by contacting the Partnership’s Investor Relations Department at (913) 928-6012.

Participants in Solicitation

TGE GP’s and its affiliates’ directors, officers and employees may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of TGE GP may be found in the Partnership’s 2018 Form 10-K filed with the SEC on February 8, 2019 and any subsequent Current Reports on Form 8-K and statements of changes in beneficial ownership filed with the SEC after the filing of the Partnership’s 2018 Form 10-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Information Concerning Forward-Looking Statements

Disclosures in this Current Report on Form 8-K contain forward-looking statements. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this material include the expected consideration to be received in connection with the closing of the proposed transaction, whether the proposed transaction will be consummated before the end of the second quarter of 2020 or at all, whether any of the conditions to the Merger will be satisfied and whether the Merger Agreement may be terminated in circumstances that require the Partnership to pay a termination fee. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and TGE GP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by the Partnership with the SEC.

Any forward-looking statement applies only as of the date on which such statement is made and the Partnership does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1*	Agreement and Plan of Merger, dated December 16, 2019, by and among Tallgrass Energy, LP, Tallgrass Energy GP, LLC, Prairie Private Acquiror LP and Prairie Merger Sub LLC.

10.1

Support Agreement, dated December 16, 2019, by and among Tallgrass Energy, LP, Prairie Non-ECI Acquiror LP, Prairie ECI Acquiror LP, Prairie VCOC Acquiror LP, Prairie Secondary Acquiror LP and Prairie Secondary Acquiror E LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules attached to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY, LP

	By:	Tallgrass Energy GP, LLC,
its general partner

Date: December 17, 2019		By:	/s/ William R. Moler
William R. Moler
Chief Executive Officer